Exhibit 10.32
SECURITIES EXCHANGE AGREEMENT
This SECURITIES EXCHANGE AGREEMENT (this “Agreement”), is entered into as of June 30, 2008, by and between ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation (the “Company”) and GDBA INVESTMENTS, LLLP, a Colorado limited liability partnership (“GDBA” or the “Buyer”).
RECITALS
A. On September 28, 2006, GDBA purchased 250,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock is convertible into Common Shares of the Company, $0.001 par value, at the election of GDBA on terms described in the Articles of Incorporation of the Company.
B. On April 14, 2007, the Company entered into an agreement with GDBA to purchase $3,000,000 in Subordinated Revolving Notes (the “Revolving Notes”).
C. Subject to the terms and conditions set forth in this Agreement, GDBA desires to exchange the Preferred Stock (and accrued dividends thereon) and the Revolving Notes (and accrued interest thereon) for Common Shares, $0.001 par value, of the Company (the “Common Shares”).
D. The Company and GDBA are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and GDBA hereby agree as follows:
1. EXCHANGE OF PREFERRED STOCK AND REVOLVING NOTES.
a. Exchange of Preferred Stock. On the Closing Date, in exchange for the delivery by GDBA and cancellation of 250,000 Preferred Shares and the waiver, cancellation and release of all of GDBA’s right to receive dividends on such Preferred Shares, the Company shall issue and deliver to GDBA 5,172,414 Common Shares.
b. Exchange of Revolving Notes . On the Closing Date, in exchange for the delivery by GDBA and cancellation of the Revolving Notes and the waiver, cancellation and release of all of GDBA’s right to receive interest accrued on such Revolving Notes, the Company shall issue and deliver to GDBA 5,172,414 Common Shares.

c. Applicability of the Securities Purchase Agreement. The terms and conditions of the Securities Purchase Agreement dated September 28, 2006 will remain in force and effect and shall apply to a new Revolving Note to be executed pursuant to a contemporaneous Agreement of even date but shall not apply to a Senior Subordinated Note in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) or a Revolving Note in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) which are to be retired by that said contemporaneous Agreement of even date or to the Series A Convertible Preferred Stock, which are to be retired by this Agreement, provided however, that the Common Shares to be issued pursuant to this Agreement shall not be “Conversion Shares” as that term is defined in the Securities Purchase Agreement.
d. CLOSING AND EXCHANGE
e. Exchange. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6, the exchange of the Common Shares for the Revolving Notes (and accrued interest) and the Preferred Stock (and accrued dividends) (the “Closing”) shall take place at such date and time as is mutually agreed by the Company and GDBA (such date, the “Closing Date”). The Closing shall occur at the offices of the Company, 700 Seventeenth Street, Suite 1200, Denver, Colorado 80202, or at such other place as the Company and GDBA may designate. On the Closing Date, against delivery by the Company of the share certificates representing the Common Shares, GDBA shall proffer the Preferred Stock and the Revolving Notes (together, the “Purchase Price”) to the Company; and the Company shall pay directly or reimburse the Buyer for all Buyer Expenses as provided in Section 5(d).
f. Shareholders Agreement. Effective at the Closing, the Company, GDBA and GDBA shall enter into an Amended and Restated Shareholders Agreement in a form to be agreed by the parties, which supersedes the Shareholders Agreement dated September 28, 2006.
2. BUYER’S REPRESENTATIONS AND WARRANTIES. GDBA represents and warrants to the Company that:
a. Investment Purpose. As of the date hereof, the Buyer is acquiring the Common Shares for its own account and not with a present view towards the public sale or distribution thereof; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.
c. Reliance on Exemptions. The Buyer understands that the Common Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Neither the foregoing nor any due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Buyer understands that its investment in the Common Shares involves a significant degree of risk.
e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.
f. Transfer or Resale. The Buyer understands that (i) the sale or resale of the Common Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Common Shares may not be transferred unless (a) the Common Shares are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) such Buyer provides the Company with reasonable assurance that such Common Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or any successor rule thereto) (“Rule 144”); (ii) any sale of such Common Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Common Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Common Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
g. Legends. The certificates evidencing the Common Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Common Shares):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Common Shares are registered for resale under the 1933 Act, (b) such holder provides the Company with an opinion of counsel, which opinion shall be reasonably acceptable to the Company’s counsel, to the effect that the sale or transfer of such Common Shares may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that such Common Shares have been or are being sold pursuant to Rule 144. The Buyer agrees to sell all Common Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.
h. Authorization; Enforcement. The Agreements to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer, and each Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.
i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer’s name on the signature pages hereto.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that:
a. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of Colorado, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform the Agreements, to consummate the transactions contemplated hereby and thereby and to issue the Common Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Agreements and the Common Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Common Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) the Agreements have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign the Agreements and the other documents executed in connection herewith and bind the Company accordingly, and (iv) each of the Agreements constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. Before giving effect to the transactions to be effected at the Closing, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 16,036,625 shares are issued and outstanding, and 2,068,000 shares are reserved for issuance upon conversion of the Preferred Stock; and (ii) 483,000 shares of undesignated preferred stock, of which 517,000 have been designated Series A Convertible Preferred Stock and are issued and outstanding. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 4(c), as of the effective date of this Agreement, (i) there are no outstanding options, preferred stock, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.
d. Issuance of Shares. The issuance of the Common Shares has been duly authorized and at the Closing, the Common Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.
e. Acknowledgment of Dilution. The Company understands and acknowledges the dilutive effect to the existing common shares upon the issuance of the Common Shares hereunder.
f. No Conflicts. The execution, delivery and performance of the Agreements, the issuance of the Common Shares to be issued by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract, commitment, agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (ii) and (iii) only, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse

Effect. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 4(f), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Agreements, to issue the Common Shares. Except as set forth in Schedule 4(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.
g. Trading. The Company’s Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol AARD.OB (the “OTCBB”). The Company is not in violation of the quotation requirements of the OTCBB and does not reasonably anticipate that the Common Stock will be removed by the OTCBB in the foreseeable future. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing.
h. SEC Documents; Financial Statements. The Company’s Common Stock is registered under Section 12(g) of the 1934 Act. Except as disclosed in Schedule 4(h), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
i. No Undisclosed Liabilities. The Company does not have any Liabilities, except for (a) Liabilities reflected on the face of the liabilities section of the Company’s balance sheet at March 31, 2008 as filed with the Company’s Form 10-QSB for the quarter ended March 31, 2008 (b) Liabilities under agreements, contracts, commitments, licenses or leases which have arisen since March 31, 2008 in the ordinary course of business, and (c) Liabilities set forth on Schedule 4(i).

j. Absence of Certain Changes. Except as set forth in Schedule 4(j), since March 31, 2008, (i) the Company has been operated in the ordinary course, and (ii) there has occurred no fact, event or circumstance that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.
k. Absence of Litigation. Except as set forth on Schedule 4(k), there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, or their officers or directors in their capacity as such. To the Knowledge of the Company there are no facts or circumstances which might give rise to any of the foregoing.
l. No Materially Adverse Contracts, etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which has or could reasonably be expected to have a Material Adverse Effect.
m. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.
n. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Common Shares to the Buyer. The issuance of the Common Shares to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.
o. No Brokers. Except as set forth in Schedule 4(o), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

p. Compliance With Law. The Company has complied with all applicable laws, statutes, rules, regulations or orders of any governmental authority and no proceeding or investigation is pending, or to the Knowledge of the Company, threatened, alleging any failure to so comply.
q. Disclosure. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
4. COVENANTS.
a. Best Efforts. The Company and the Buyer shall each use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement and to do all things necessary, proper and advisable in order to consummate and make effective the transactions contemplated by this Agreement.
b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.
c. Disclosure. The Company shall issue a press release describing the material terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days after the Closing Date, which press release shall be subject to prior review by the Buyer. The Company agrees that such press release shall not disclose the name of the Buyer unless expressly consented to in writing by the Buyer or unless required by applicable law or regulation, and then only to the extent of such requirement. The Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer.
d. Expenses. At the Closing, the Company shall pay directly or reimburse the Buyer for all expenses incurred by the Buyer in connection with the negotiation, preparation, execution, delivery and performance of the Agreements, including, without limitation, attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Agreements or any consents or waivers required to be obtained by Buyer in connection with this transaction (the “Buyer Expenses”). On or before the Closing Date, Buyer shall submit to the Company a schedule of Buyer Expenses that have been incurred by such Buyer, which schedule shall specify the amounts to be paid by the Company directly on behalf of the Buyer and amounts to be paid by the Company to the Buyer in reimbursement of amounts expended by the Buyer. Notwithstanding anything herein to the contrary, the Company’s obligation to pay or reimburse the Buyer Expenses shall not exceed $5,000 for the Buyer.

e. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.
5. CLOSING DATE CONDITIONS PRECEDENT
a. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue Common Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
(ii) The Buyer shall have executed the Agreements and delivered the same to the Company.
(iii) The Buyer shall have delivered its Preferred Stock and Revolving Notes in accordance with Section 1 above.
(iv) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.
(v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which is reasonably expected to restrain, prohibit or invalidate transactions contemplated by this Agreement.
b. Conditions to the Buyer’s Obligation to Acquire. The obligations of Buyer hereunder to acquire the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion:
(ii) The Company shall have executed the Agreements and delivered the same to the Buyer.
(iii) The Company shall have delivered to Buyer a certificate representing such number of shares of Common Shares as set forth in Section 1.

(iv) No event shall have occurred which has had or which could reasonably be expected to have a Material Adverse Effect on the Company.
6. SURVIVAL AND INDEMNIFICATION.
a. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4 and 5 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.
b. Indemnification. The Company shall defend, protect, indemnify and hold harmless Buyer and all of Buyer’s partners, members, officers, directors, employees and direct or indirect investors and any of such Buyer’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Agreements or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Agreements or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of Buyer as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
7. DEFINITIONS.
“1934 Act” means the Securities and Exchange Act of 1934, as amended.
“Agreements” means this Agreement, the Amended and Restated Shareholders Agreement, the Securities Purchase Agreement (to the extent that the terms survive as contemplated by Section 1(c)), the Accrued Interest Agreement, and any other agreements or instruments to be executed in connection with the transactions contemplated by this Agreement.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the city of Denver, Colorado are authorized or required by law or executive order to remain closed.
“Closing” has the meaning set forth in Section 2.
“Closing Date” has the meaning set forth in Section 2.

“Knowledge” means a Person’s actual knowledge. For the purposes of this Agreement, the “Company’s Knowledge” or “Knowledge of the Company” means the knowledge of Peter Shepard or James W. Creamer III.
“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
“Material Adverse Effect” means (i) a material and adverse effect on the business, assets, liabilities, results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) an adverse impairment to the Company’s ability to perform under any of its obligations under the Agreements.
“Person” means a natural person or any corporation, limited liability company or other entity.
“SEC Documents” has the meaning set forth in Section 4(h).
“Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any ownership interest.
8. GOVERNING LAW; MISCELLANEOUS.
a. Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of federal or state courts located in Denver, Colorado with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed to the notice address set forth in Section 9(f) (or such other address specified in writing) by registered first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this agreement shall be responsible for all fees and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such dispute.
b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
If to the Company:
Across America Real Estate Corp.
700 Seventeenth Street, Suite 1200
Denver, Colorado 80202
Attention: Chief Executive Officer
Telephone: (303) 893-1003
Facsimile: (303) 893-1005
With a copy to:
David Wagner & Associates, P.C.
8400 East Prentice Ave.
Penthouse Suite
Greenwood Village, Colorado 80111
Attention: David J. Wagner, Esq.
Telephone: (303) 793-0304
Facsimile: (303) 409-7650

If to a Buyer:
GDBA Investments, LLLP
1440 Blake Street, Suite 310
Denver, CO 80202
Facsimile: (720) 932-9397
Attention: Chief Executive Officer
With a copy to
Davis & Ceriani P.C.
Suite 400, Market Center
1350 Seventeenth Street
Denver, CO 80202
Facsimile: (303) 534-4618
Attention: Patrick J. Kanouff
Each party shall provide notice to the other party of any change in address.
g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to the limitations of this Agreement, Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.
h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
[signature page follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

ACROSS AMERICA REAL ESTATE CORP.

/s/

Name: Peter Shepard
Title: Chief Executive Officer

GDBA INVESTMENTS, LLLP

/s/

Name: G. Brent Backman
Title: Manager
RESIDENCE: Colorado